UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-108355	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

The Form 8-K of CNL Income Properties, Inc. (the “Company”) dated February 14, 2005 is hereby amended to include the required pro forma financial information and the financial statements of businesses acquired.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

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(b) Pro Forma Financial Information

CNL Income Properties, Inc. and Subsidiaries:

Unaudited Pro Forma Consolidated Financial Information	F - 24

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2004	F - 25

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2004	F - 26

Unaudited Pro Forma Consolidated Statement of Operations for the period August 11, 2003 (Date of Inception) through December 31, 2003	F - 27

Notes to Unaudited Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2004 and August 11, 2003 (Date of Inception) through December 31, 2003	F - 28

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL INCOME PROPERTIES, INC.

Date: March 4, 2005	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	President

3

DMC PROPERTIES

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES (UNAUDITED)

FOR THE NINE MONTHS ENDED OCTOBER 31, 2004

Revenues:
Permanent showroom rentals	$39,747,311
Market time shows	6,394,971
Nonmarket time shows	1,674,541
Consumer shows	1,257,373
Food and beverage revenue, net	162,077
Other revenue	2,054,508

Total revenues	51,290,781

Certain expenses:
Employee compensation and benefits	12,141,150
Public relations and advertising	4,677,585
Operations	6,621,993
Exhibitors	1,204,376
Administration	2,268,306
Ad valorem taxes	2,631,476
Insurance	770,709
Other operating expenses	1,426,924

Total certain expenses	31,742,519

Excess of revenues over certain expenses	$19,548,262

See accompanying notes to combined statement of revenue and certain expenses.

DMC PROPERTIES

NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES (UNAUDITED)

FOR THE NINE MONTHS ENDED OCTOBER 31, 2004

(1)	Organization and Basis of Presentation

The accompanying combined statement of revenues and certain expenses relates to the operations of the World Trade Center, Dallas Trade Mart, Market Hall and International Floral and Gift Center located at the Dallas Market Center in Dallas, Texas (collectively the “DMC Properties”). The DMC Properties consist of approximately 4.8 million square feet (unaudited) of wholesale merchandising and exhibition space.

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the DMC Properties for the nine-month period ended October 31, 2004. Further, the statement is not representative of the actual operations for the period presented as certain expenses, expected to be incurred in future operations of the Properties, have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. Except as noted above, management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

(2)	Interim Period Statement

The interim combined statement of revenue and certain expenses for the nine-month period ended October 31, 2004, has been prepared without audit. Certain information and footnote disclosures included in the combined statement of revenue and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. The interim combined statement of revenue and certain expenses for the nine-month period ended October 31, 2004 should be read in conjunction with the audited financial statements and accompanying notes of Dallas Market Center Company, Ltd. (“DMC”) and IFDC Property Company, Ltd. (“IFDC”) for the year ended January 31, 2004. This statement excludes the operations of certain properties that were spun off by DMC in 2004.

In the opinion of management, the unaudited interim information for the nine-month period ended October 31, 2004, included herein contains all adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine-month period ended October 31, 2004. Results of interim periods are not necessarily indicative of results to be expected for the year.

(3)	Subsequent Event

On January 14, 2005, Dallas Market Center Company, Ltd. announced its intent to form a partnership (the “DMC Partnership”) with CNL Income Properties, Inc. to acquire interests in the DMC Properties. In anticipation of the transaction, DMC had earlier formed WTC-Trade Mart, LP (“WTC”) and contributed substantially all of the assets from DMC into WTC. Certain properties of Dallas Market Center Company, Ltd. had been previously spun off into a separate entity including the Menswear Mart and the Apparel Mart properties. The WTC assets and the IFDC assets collectively comprise the DMC Properties. On February 14, 2005, the DMC Partnership was formed and acquired 100% of the WTC real estate assets for approximately $218,000,000, excluding transaction costs, and assumed approximately $143,000,000 of existing debt. In addition, the DMC Partnership has committed to acquire the real estate assets of IFDC for approximately $31,000,000 and assume $17,000,000 in existing debt. At the time of closing, the non-real estate operating assets were assigned to Market Center Management Company, Ltd., an affiliate of DMC, which will lease the DMC Properties under a long-term triple-net lease and continue to operate the DMC Properties through its wholly owned subsidiaries.

Report of Independent Auditors

The Partners

Dallas Market Center Company, Ltd.

We have audited the accompanying balance sheet of Dallas Market Center Company, Ltd., a Texas limited partnership (the Partnership), as of January 31, 2004, and the related statements of operations, changes in partners’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dallas Market Center Company, Ltd. at January 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

May 21, 2004

Dallas Market Center Company, Ltd.

Balance Sheet

January 31, 2004

Assets
Current assets:
Cash and cash equivalents	$5,992,771
Restricted cash	306,969
Investments	3,300,000
Accounts receivable – trade, net of allowance for uncollectible accounts of $321,250	1,813,008
Deferred rent receivable	1,025,647
Prepaid expenses and other	580,439

Total current assets	13,018,834

Property and equipment:
Buildings and improvements	209,698,668
Furniture, fixtures and equipment	24,132,843
Construction in process	15,198,140

249,029,651
Less accumulated depreciation	(188,548,704)

Net property and equipment	60,480,947

Other assets:
Deferred financing charges, net of accumulated amortization of $3,641,730	3,584,957
Deferred leasing commissions, net of accumulated amortization of $316,605	1,492,569
Note receivable from affiliate	910,000

Total other assets	5,987,526

Total assets	$79,487,307

Liabilities and Partners’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$8,987,334
Accrued interest payable	563,931
Deferred income	932,941
Payables to affiliates	3,030,929
Current portion of notes payable	4,319,863

Total current liabilities	17,834,998

Notes payable, less current portion	87,759,166
Tenant security deposits	3,083,284

Total liabilities	108,677,448
Commitments and contingencies
Partners’ deficit	(29,190,141)

Total liabilities and partners’ deficit	$79,487,307

See accompanying notes.

Dallas Market Center Company, Ltd.

Statement of Operations

Year ended January 31, 2004

Revenues:
Permanent showroom rentals	$52,069,195
Market time shows	7,957,730
Nonmarket time shows	2,572,146
Consumer shows	1,677,817
Food and beverage revenue, net	195,853
Other operating revenue	3,273,529

Total revenues	67,746,270

Operating expenses:
Employee compensation and benefits	16,743,742
Public relations and advertising	6,956,593
Operations	10,467,707
Exhibitors	872,831
Administration	2,665,389
Ad valorem taxes	4,828,836
Insurance	1,414,347
Other operating expenses	924,567

Total operating expenses	44,874,012

Income from operations before management fees and depreciation and amortization	22,872,258

Management fees	(1,774,859)
Depreciation and amortization	(12,789,290)

Income from operations	8,308,109

Interest expense	(8,369,761)

Net loss	$(61,652)

See accompanying notes.

Dallas Market Center Company, Ltd.

Statement of Changes in Partners’ Deficit

Partners’ deficit, January 31, 2003	$(49,456,852)
Distributions	(253,872)
Contributions	20,582,235
Net loss	(61,652)

Partners’ deficit, January 31, 2004	$(29,190,141)

See accompanying notes.

Dallas Market Center Company, Ltd.

Statement of Cash Flows

Year ended January 31, 2004

Operating Activities
Net loss	$(61,652)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,789,290
Amortization of deferred financing charges	481,181
Bad debt recovery	(79,958)
Changes in operating assets and liabilities:
Restricted cash	139,495
Accounts receivable – trade	(674,011)
Deferred rent receivable	(551,808)
Prepaid expenses and other	(116,710)
Accounts payable and accrued liabilities	245,216
Accrued interest payable	(108,188)
Deferred income	(624,669)
Payables to affiliates	(1,152,676)
Tenant security deposits	(180,174)

Net cash provided by operating activities	10,105,336

Investing Activities
Sale of investments	100,000
Capital expenditures	(16,514,509)

Net cash used in investing activities	(16,414,509)

Financing Activities
Partner contributions	15,243,820
Payments on notes	(3,970,367)
Payment of deferred financing costs	(9,247)
Notes payable to affiliate	(4,761,608)

Net cash provided by financing activities	6,502,598

Net increase in cash and cash equivalents	193,425
Cash and cash equivalents at beginning of year	5,799,346

Cash and cash equivalents at end of year	$5,992,771

Supplemental Disclosure
Cash paid for interest	$7,996,769

Supplemental Disclosures of Noncash Activities
Accounts payable for fixed asset additions	$2,495,581
Partner contributions	5,338,417
Partner distributions	(253,872)
Notes payable to affiliate	(5,084,543)

See accompanying notes.

Dallas Market Center Company, Ltd.

Notes to Financial Statements

January 31, 2004

1. Organization

Dallas Market Center Company, Ltd. (the Partnership) is the owner and operator of commercial real estate. The primary development owned is the Dallas Market Center, in which showrooms and office space are leased and related services are provided. The Dallas Market Center is located in Dallas, Texas. The Dallas Market Center consists of the World Trade Center, Menswear Mart, Dallas Trade Center, Dallas Market Hall, and the Apparel Mart. The general partner is DMC Holding, Inc., a Texas corporation.

In April 1996, the Partnership entered into a management and leasing agreement with Market Center Management Company, Ltd. (the Management Company). This entity is an affiliate of the Partnership. The Management Company was established to perform administrative services for the Partnership, including all matters pertaining to employment, supervision and compensation of employees. See Note 4 for discussion of the management fee structure.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are all highly liquid investments with original maturities of three months or less when purchased. Restricted cash primarily represents escrow deposits held by lenders for the payment of property taxes and other expenditures.

Investments

The Partnership’s investments consist of auction rate securities. As a result, the Partnership has a long-term investment with periodic liquidity opportunities at par with characteristics of a variable rate security. As a result, the fair value of the marketable securities approximates cost.

Revenue Recognition

Rental revenue is recognized as income using the straight-line method considering scheduled rent increases in the terms of the lease agreements. Rental income earned in excess of rental payments received pursuant to the terms of the lease agreements is recorded as deferred rent receivable.

Dallas Market Center Company, Ltd.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Deferred Financing Charges

The cost of acquiring long-term financing is capitalized and amortized to interest expense using the straight-line method, which approximates the effective-interest method, over the life of the loan.

Property and Equipment

Buildings, improvements, furniture, fixtures and equipment are carried at cost. Major renewals and betterments are capitalized, while replacements, maintenance, and repairs, which do not improve or extend the life of the respective assets, are expensed currently.

Depreciation expense is calculated primarily using the straight-line method over the respective estimated useful lives (buildings and improvements – 5 to 25 years; furniture, fixtures and equipment – 3 to 5 years).

Deferred Leasing Commissions

Leasing commissions are amortized over the term of the related lease using the straight-line method.

Long-Lived Assets

The Partnership periodically evaluates whether the remaining useful life of long-lived assets may require revision or whether the remaining net book value is realizable. When factors indicate that an asset should be evaluated for possible impairment, the Partnership uses an estimate of the asset’s undiscounted cash flows in evaluating its recoverability. No adjustment for such impairment was recorded during the year ended January 31, 2004.

Deferred Income

Revenues are recognized when earned. Rental revenues received in advance of the period benefited are recorded as deferred income.

Dallas Market Center Company, Ltd.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

Dallas Market Center Company, Ltd. is a partnership and is not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Partnership since the income or loss of the Partnership is to be included in the tax returns of the individual partners.

Pension Plan

In 1988, the Partnership implemented a 401(k) plan (the Pension Plan), which covers substantially all employees of the Partnership. Under the terms of the Pension Plan, the Partnership was required to match the participants’ contributions up to a maximum of 3% of the participants’ salary. As part of the establishment of the Management Company, the Management Company assumed responsibility for the Pension Plan. The Partnership reimburses the Management Company for contributions to the Pension Plan. Contributions expensed by the Partnership under this plan amounted to approximately $375,000 for the year ended January 31, 2004.

Advertising Costs

Advertising costs are expensed as incurred and totaled $2,837,075 for the year ended January 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Dallas Market Center Company, Ltd.

Notes to Financial Statements (continued)

3. Future Minimum Rentals

Future minimum rentals include amounts expected to be received from tenants who have entered into various noncancelable operating leases with an initial term greater than one year. These leases are for office and showroom space in buildings owned by the Partnership. Minimum future lease rentals to be received as of January 31, 2004, are as follows:

2005	$43,370,835
2006	37,938,150
2007	31,441,898
2008	20,302,415
2009	11,817,809
Thereafter	3,456,456

Total	$148,327,563

4. Transactions with Affiliates

Included in revenues for the year ended January 31, 2004 is $130,107 representing services provided by the Partnership to affiliated parties. Also included in the statement of income are other amounts paid to affiliates for services rendered (including management fees) of $1,826,760 for the year ended January 31, 2004. The payables to affiliates of $3,030,929 as of January 31, 2004, primarily represents management fees due to the Management Company.

The Partnership pays a monthly management fee to the Management Company equal to 1% of gross revenues, as defined. Additionally, an annual management fee of 50% of net cash flow (as defined) in excess of $20,000,000 is due each fiscal year. The annual 50% management fee totaled $1,097,376 for the year ended January 31, 2004 and is included in the payables to affiliates. The 1% of gross revenues, as defined, management fee totaled $677,483 for the year ended January 31, 2004. In addition, under the terms of the Management Agreement, the Management Company is entitled to reimbursement of certain expenses it incurs on behalf of the Partnership. The expenses for which the Management Company is reimbursed are primarily salaries and employee benefits.

During 1996, the Partnership sold certain furniture and equipment to the Management Company for $1,380,000 and received as consideration a note equal to the entire purchase price. The note bears interest at 5.94% per annum and all principal and unpaid interest is due on March 30, 2006. Interest is payable in quarterly installments. The remaining portion due as of January 31, 2004 is $910,000.

Dallas Market Center Company, Ltd.

Notes to Financial Statements (continued)

5. Note Payable

On April 1, 1996, the Partnership received a term loan (Nations Loan) from NationsBank of Texas, N.A. (NationsBank) in the original principal amount of $117,500,000. In August 1996, NationsBank sold the Nations Loan to NationsCommercial Corp. (the NCC Loan), who has created a trust fund and issued Mortgage Pass-Through Certificates as interests in the trust. The NCC Loan is evidenced by a promissory note consisting of three components, each of which is scheduled to mature on August 1, 2011. Note Component A had an original principal balance of $77,500,000, bears interest at a rate of 8.12% per year, and requires monthly payments of principal and interest through maturity, with a final payment of $11,433,000. Note Component A has an outstanding principal balance of $54,579,029 at January 31, 2004. Note Components B and C had original principal balances of $18,750,000 each, and bear interest at a rate of 8.58% and 8.94% per year, respectively. Note Components B and C require monthly payments of interest only, with all unpaid principal and interest due at maturity. Note Components B and C both have an outstanding principal balance of $18,750,000 at January 31, 2004. The NCC Loan is secured by the property of the Partnership.

Future maturities of long-term debt as of January 31, 2004, are as follows:

2005	$4,319,863
2006	4,694,746
2007	5,102,183
2008	5,544,979
2009	6,026,204
Thereafter	66,391,054

Total	$92,079,029

6. Commitments and Contingencies

Commitments

The Partnership’s commitments under land leases have initial terms of 93 years or more and expire on various dates ranging from 2055 to 2072. In addition to rent, these leases also require payment of property taxes and insurance. Rent expense amounted to approximately $592,000 for the year ended January 31, 2004 and is included in other operating expenses in the accompanying statement of operations.

Dallas Market Center Company, Ltd.

Notes to Financial Statements (continued)

6. Commitments and Contingencies (continued)

In November 1998, the Partnership entered into a five-year contract to outsource its food and beverage services to ARAMARK Business Dining Services of Texas, Inc. (ARAMARK). In January 2003, the contract was amended and renewed to expire in January 2009. Under the amended agreement, ARAMARK is obligated to pay minimum rent of $50,000 per month plus percentage rent over certain sales thresholds. This amount is reduced for food service equipment repairs and maintenance costs incurred and discounts provided to employees. In the fiscal year ended January 31, 2004, the net amount received from ARAMARK was approximately $196,000 related to this agreement.

The total minimum rental commitment under these land leases and other long-term contracts at January 31, 2004, was as follows:

2005	$597,896
2006	604,627
2007	611,492
2008	618,495
2009	625,638
Thereafter	56,602,433

Total minimum payments required	$59,660,581

During 1997, the Partnership entered into a contract with George Little Management (GLM) for management of the temporary gift shows held during the year. GLM receives a management fee equal to $1.25 per net square foot of exhibit space leased at each show. GLM also receives reimbursement for travel costs, compensation for use by the Partnership of GLM’s trademark, and an annual fee of 25% of pro forma net income (as defined) in excess of a specified base year amount for each calendar year, beginning in calendar year 1998. The contract expires December 31, 2005. Management fees paid to GLM for the year ended January 31, 2004 were $587,146.

The Management Company has in place an Occupational Injury Benefit Plan (the Plan) to cover employees injured at work. The Plan is indemnified under a policy for which the Partnership is responsible for a $200,000 deductible per occurrence up to $5,000,000 in claims per occurrence. The policy has a provision that once the initial $5,000,000 limit is exhausted, another $5,000,000 in limits is applicable, subject to an additional $200,000

Dallas Market Center Company, Ltd.

Notes to Financial Statements (continued)

6. Commitments and Contingencies (continued)

deductible. Additionally, the Plan has an accidental death and dismemberment policy that provides benefits of up to $200,000 for loss of life or limb. Payments for claims and lost wages made under the Plan were approximately $18,568 for the year ended January 31, 2004.

An environmental assessment was performed in 1997 that indicated an existence of some level of asbestos in all buildings of the Dallas Market Center, excluding the World Trade Center and Menswear Mart. A systematic program for asbestos removal is in progress and management is of the opinion that the cost to abate the asbestos will not have a material effect on the financial position of the Partnership. The Partnership incurred approximately $103,000 in asbestos removal costs during the year ended January 31, 2004.

On September 1, 1999, TXU Electric Company (TXU) issued a letter to the Partnership demanding payment of $3,061,177, which TXU claimed is due as a result of the Partnership’s switchover from a noticed interruptible service rate to a firm service rate. The switchover resulted from interruptions in power suffered by the Partnership in August 1999, which the Partnership believes were improper. Since the letter, TXU has taken no action in connection with its demand. The Partnership believes the demand is unjustified and will defend vigorously any action TXU may take in an effort to collect any such sum.

As of January 31, 2004, the Dallas Market Center had remaining commitments of $3.5 million under existing construction contracts to renovate space.

Report of Independent Auditors

The Partners

IFDC Property Company, Ltd.

We have audited the accompanying balance sheet of IFDC Property Company, Ltd., a Texas limited partnership (the Partnership), as of January 31, 2004, and the related statements of income, changes in partners’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IFDC Property Company, Ltd. at January 31, 2004 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

May 21, 2004

IFDC Property Company, Ltd.

Balance Sheet

January 31, 2004

Assets
Current assets:
Cash and cash equivalents	$1,474,843
Accounts receivable – trade, net of allowance for uncollectible accounts of $12,886	8,429
Prepaid expenses and other	5,238

Total current assets	1,488,510

Property and equipment:
Buildings and improvements	15,523,640
Furniture, fixtures and equipment	359,679

15,883,319
Less accumulated depreciation	(5,171,705)

Net property and equipment	10,711,614

Deferred financing charges, net of accumulated amortization of $4,393	262,630
Total assets	$12,462,754

Liabilities and Partners’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$403,339
Deferred income	81,505
Payables to affiliates	428,211
Current portion of note payable to bank	405,322

Total current liabilities	1,318,377

Note payable to bank, net of current portion	16,433,603

Tenant security deposits	422,803

Total liabilities	18,174,783

Partners’ deficit	(5,712,029)

Total liabilities and partners’ deficit	$12,462,754

See accompanying notes.

IFDC Property Company, Ltd.

Statement of Income

Year ended January 31, 2004

Revenues:
Permanent showroom rentals	$4,725,202
Market time shows	713,204
Other operating revenue	73,272

Total revenues	5,511,678

Operating expenses:
Employee compensation and benefits	348,631
Public relations and advertising	231,222
Operations	536,267
Exhibitor services	22,526
Administration	106,034
Ad valorem taxes	490,651
Insurance	323,189
Other operating expenses	512,350

Total operating expenses	2,570,870

Income from operations before management fees, depreciation and amortization	2,940,808

Management fees	(55,117)
Depreciation and amortization	(1,065,533)

Income from operations	1,820,158

Interest expense	(977,409)

Net income	$842,749

See accompanying notes.

IFDC Property Company, Ltd.

Statement of Changes in Partners’ Deficit

Year ended January 31, 2004

Partners’ deficit, beginning of year	$(554,778)
Distributions	(6,000,000)
Net income	842,749

Partners’ deficit, end of year	$(5,712,029)

See accompanying notes.

IFDC Property Company, Ltd.

Statement of Cash Flows

Year ended January 31, 2004

Operating Activities
Net income	$842,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,065,533
Amortization of deferred financing charges	70,294
Bad debt expense	18,033
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable – trade	117,974
Prepaid expenses and other	(2,177)
Accounts payable and accrued liabilities	(153,474)
Deferred income	(37,472)
Payables to affiliates	(573,446)
Tenant security deposits	40,772

Net cash provided by operating activities	1,388,786

Investing Activities
Capital expenditures	(14,396)

Cash used in investing activity	(14,396)

Financing Activities
Payment on notes	(11,943,695)
Proceeds from refinancing	17,000,000
Distributions to partners	(6,000,000)
Payment of deferred financing costs	(292,025)
Note payable to affiliate	(230,125)

Cash used in financing activity	(1,465,845)

Net decrease in cash and cash equivalents	(91,455)
Cash and cash equivalents, beginning of year	1,566,298

Cash and cash equivalents, end of year	$1,474,843

Supplemental Disclosure
Cash paid for interest	$1,028,657

See accompanying notes.

IFDC Property Company, Ltd.

Notes to Financial Statements

January 31, 2004

1. Organization

In March 1996, MCMC Development Company, Ltd. (the Development Company or the Partnership), a Texas limited partnership, was formed for the purpose of acquiring, developing, managing and operating markets in Dallas, Texas. The general partner is IFDC-G.P., LLC, a Texas corporation. On April 2, 2000, the partners changed the name of the Partnership to IFDC Property Company, Ltd.

In 1997, the International Floral Design Center (IFDC) was formed by the Partnership. The IFDC contains showrooms and office space, which are leased, and also provides related services. The IFDC is located in Dallas, Texas, and is managed and operated by the Market Center Management Company, Ltd. (the Management Company), an affiliated partnership.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are all highly liquid investments with original maturities of three months or less when purchased.

Property and Equipment

Buildings, improvements, furniture, fixtures and equipment are carried at cost. Major renewals and betterments are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed currently. Depreciation expense is calculated primarily using the straight-line method over the respective estimated useful lives (buildings and improvements – 5 to 25 years; furniture, fixtures and equipment – 3 to 5 years).

Deferred Financing Charges

The cost of acquiring long-term financing is capitalized and amortized to interest expense using the straight-line method, which approximates the effective-interest method, over the life of the loan.

IFDC Property Company, Ltd.

Notes to Financial Statements

January 31, 2004

2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Partnership periodically evaluates whether the remaining useful life of long-lived assets may require revision or whether the remaining net book value is realizable. When factors indicate that an asset should be evaluated for possible impairment, the Partnership uses an estimate of the asset’s undiscounted cash flow in evaluating its recoverability. No adjustment for such impairment was recorded during the year ended January 31, 2004.

Deferred Income

Rental revenues received in advance of the period benefited are recorded as deferred income.

Income Taxes

IFDC Property Company, Ltd. is a partnership and is not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Partnership since the income or loss of the Partnership is to be included in the tax returns of the individual partners.

Advertising Costs

Advertising costs are expensed as incurred and totaled $102,751 for the year ended January 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

IFDC Property Company, Ltd.

Notes to Financial Statements

January 31, 2004

3. Transactions with Affiliates

As of January 31, 2004, the payables to affiliates of $428,211 are composed of payables to the Dallas Market Center Company, Ltd. (DMC) in the amount of $393,459 and the Management Company in the amount of $34,752. The payables primarily represent expenses paid on behalf of the IFDC Property Company and management fees due to the Management Company.

The IFDC pays a monthly management fee to the Management Company equal to 1% of gross revenues, as defined. The management fee totaled $55,117 for the year ended January 31, 2004, and is included in the statement of income for the year ended January 31, 2004, and the payables to affiliates at January 31, 2004. Additionally, an annual management fee of 50% of IFDC’s net cash flow (as defined) in excess of $3,000,000 is to be paid. This threshold was not met for year-end January 31, 2004. In addition, under the terms of the Management Agreement the Management Company is entitled to reimbursement of certain expenses it incurs on behalf of the Partnership. The expenses for which the Management Company is reimbursed are primarily salaries and benefits.

4. Note Payable

In August 2003, the Partnership entered into a note payable with Bank of America in the amount of $17,000,000. The IFDC loan has a term of 108 months, which expires on September 1, 2012, and bears interest at a rate of 5.45% and requires monthly payments of interest and principal. The note payable is collateralized by the property.

Future maturities of long-term debt as of January 31, 2004, are as follows:

2005	$405,322
2006	430,978
2007	455,405
2008	481,216
2009	506,091
Thereafter	14,559,913

Total	$16,838,925

IFDC Property Company, Ltd.

Notes to Financial Statements

January 31, 2004

5. Future Minimum Rentals

Future minimum rentals include amounts expected to be received from tenants who have entered into various noncancelable operating leases with an initial term greater than one year. These leases are for office and showroom space in buildings owned by the Partnership. Minimum future lease rentals to be received as of January 31, 2004, are as follows:

2005	$4,885,052
2006	4,508,120
2007	3,691,533
2008	2,237,764
2009	1,561,935
Thereafter	375,876

Total	$17,260,280

6. Commitments and Contingencies

The Partnership’s commitment under a land lease has an initial term of 58 years and expires in November 2055. In addition to rent, the lease also requires payment of property taxes and insurance. Rent expense amounted to approximately $40,747 for the year ended January 31, 2004, and is included in other operating expenses in the accompanying statement of income.

The total rental commitment under land leases and other long-term contracts at January 31, 2004, for each of the next five fiscal years is as follows:

2005	$40,747
2006	40,747
2007	40,747
2008	40,747
2009	40,747
Thereafter	1,912,370

Total minimum payments required	$2,116,105

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the transactions described in Note (c) had occurred on September 30, 2004.

The Unaudited Pro Forma Consolidated Statements of Operations are presented for the nine months ended September 30, 2004 and the period August 11, 2003 (Date of Inception) through December 31, 2003 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions as if they had occurred on August 11, 2003. The Company was formed on August 11, 2003 and had no historical operations for the year ended December 31, 2003.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2004

	Historical (a)	Pro Forma Adjustments		Pro Forma
Assets
Cash	$31,294,664	$83,489,601	(b)	$—
		(114,784,265	)(c)
Prepaid expenses	109,044	—		109,044
Deferred offering costs	5,316,895	—		5,316,895
Deposits	6,590,000	(6,500,000	)(c)	90,000
Investment in partnerships and trust	—	121,284,265	(c)	121,284,265
Other assets	2,133,093	2,752,404	(b)	171,324
		(4,714,173	)(c)

	$45,443,696	$81,527,832		$126,971,528

Liabilities and Stockholders’ Equity
Liabilities:
Note payable to affiliate	$470,512	$—		$470,512
Due to affiliates	9,402,949	2,752,404	(b)	7,441,180
		(4,714,173	)(c)
Accounts payable and accrued expenses	1,008,739	—		1,008,739
Distributions payable	176,261	—		176,261

Total liabilities	11,058,461	(1,961,769)		9,096,692

Commitments and contingencies

Stockholders’ equity:
Preferred stock $.01 par value per share 200 million shares authorized and unissued	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—
Common stock, $.01 par value per share One billion shares authorized, 4,140,826 shares issued and outstanding	41,408	91,747	(b)	133,155
Capital in excess of par value	35,825,722	83,397,854	(b)	119,223,576
Accumulated distributions in excess of net earnings	(1,481,895)	—		(1,481,895)

Total stockholders’ equity	34,385,235	83,489,601		117,874,836

	$45,443,696	$81,527,832		$126,971,528

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004

	Historical (1)	Pro Forma Adjustments		Pro Forma
Revenues:
Interest income	$90,344	$(90,344	)(2)	$—

Expenses:
General and administrative	904,115	—		904,115
Asset management fee	—	2,159,033	(4)	2,159,033
Amortization	—	222,933	(5)	222,933
Organization costs	21,351	—		21,351

	925,466	2,381,966		3,307,432

Loss before equity in earnings of partnerships and trust	(835,122)	(2,472,310)		(3,307,432)

Equity in earnings of partnerships and trust	—	9,370,454	(3)	9,370,454

Net earnings (loss)	$(835,122)	$6,898,144		$6,063,022

Net earnings (loss) per share of common stock (basic and diluted)	$(0.41)			$.46

Weighted average number of shares of common stock outstanding (basic and diluted)	2,017,035		(6)	13,315,500

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

AUGUST 11, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

	Historical (1)	Pro Forma Adjustments		Pro Forma
Revenues	$—	$—		$—

Expenses:
Asset management fee		1,119,937	(4)	1,119,937
Amortization	—	86,730	(5)	86,730

	—	1,206,667		1,206,667

Loss before equity in earnings of partnerships and trust	—	(1,206,667)		(1,206,667)

Equity in earnings of partnerships and trust	—	4,821,966	(3)	4,821,966

Net earnings	$—	$3,615,299		$3,615,299

Net earnings per share of common stock (basic and diluted)	$—			$0.27

Weighted average number of shares of common stock outstanding (basic and diluted)	—		(6)	13,315,500

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND

AUGUST 11, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of September 30, 2004.

(b)	Represents the receipt of $91,746,814 in additional gross offering proceeds from the sale of 9,174,681 shares and the payment of related selling commissions of $5,963,543 (6.5% of gross proceeds) and marketing support fees of $2,293,670 (2.5% of gross proceeds), both of which have been netted against stockholders’ equity. Also reflects the capitalization of additional acquisition fees in the amount of $2,752,404 (3.0% of gross proceeds) which are included in amounts due to affiliates. The additional offering proceeds included in the pro forma adjustments have been limited to approximate the amount of proceeds necessary to acquire the Company’s equity interests in the partnerships and trust described in Note (c). The Company must obtain additional funds through its public offering in order to acquire its full interest in the DMC Partnership, as defined in Note (c) ii. below.

(c)	Represents the acquisition of the Company’s interest in two partnerships and a trust for a total investment of $121,284,265. The investment includes $114,784,265 in cash paid at closing, the application of a $6,500,000 deposit paid prior to September 30, 2004, and the reclassification of certain acquisition fees and costs of $4,714,173 that were capitalized and paid to affiliates. The Company’s investment in partnerships and trust includes the following acquired and pending interests:

a.	On December 3, 2004, the Company acquired from Intrawest Corporation and certain of its affiliates (“Intrawest”), through a trust wholly-owned by the Company (the “Trust”), an interest in certain retail and commercial real estate at two resort villages: the Village at Blue Mountain located in Ontario, Canada and Whistler Creekside, located in British Columbia, Canada (the “Canadian Properties”), for approximately $30,281,000, excluding transaction costs. The Canadian Properties are subject to a mortgage note payable of approximately $22,271,000. The Company also entered into an agreement to acquire an 80% interest (a .01% general partnership interest and a 79.99% limited partnership interest) in CNL Village Retail Partnership, LP (the “Intrawest Partnership”), with the remaining interest being held by Intrawest. Although the Trust is wholly owned by the Company, the Company’s interest in the Canadian Properties is subject to the terms of the partnership agreement. The allocation of profits and losses, and the calculation of distribution payments to the partners of the Intrawest Partnership are dependent, in part, upon the cash flows of the Canadian Properties.

On December 16, 2004, the Intrawest Partnership acquired certain retail and commercial real estate at five additional resort villages: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (the “U.S. Properties”). The U.S. Properties were acquired by the Intrawest Partnership from Intrawest for an aggregate purchase price of $80,558,000, excluding transaction costs. The U.S. Properties are subject to a mortgage note payable of approximately $45,000,000. The Canadian Properties and the U.S. Properties, collectively, make up the Intrawest Portfolio Commercial Properties (the “Intrawest Properties”), and consist of approximately 400,000 square feet of rentable space.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND

AUGUST 11, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

Unaudited Pro Forma Consolidated Balance Sheet (continued):

The Intrawest Partnership and Trust were evaluated in accordance with FASB Interpretation No. 46 (revised December 2003) Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (“FIN46”), and both were determined to be variable interest entities in which the Company is not the primary beneficiary. Accordingly, the Company has accounted for its interests in the Intrawest Partnership and Trust under the equity method of accounting. The Company’s investment balance in the Intrawest Partnership and Trust is $41,698,052.

b.	On January 14, 2005, the Company announced its intent to form a partnership (the “DMC Partnership”) with Dallas Market Center Company, Ltd. (“DMC”) to acquire interests in certain real estate and related assets of DMC and IFDC Property Company, Ltd. (“IFDC”). In anticipation of the transaction, DMC formed WTC-Trade Mart, LP (“WTC”) and contributed substantially all of the assets from DMC into WTC. On February 14, 2005, the DMC Partnership was formed and the Company acquired a 50.67% interest in the DMC Partnership, which owned 100% of the WTC real estate assets, for approximately $38,000,000 excluding transaction costs. The Company expects to increase its ownership in the DMC Partnership to 80% with an additional capital contribution of $22,000,000. In addition, the DMC Partnership plans to acquire the real estate assets of IFDC, at which time the Company expects to contribute $11,200,000 excluding transaction costs for its 80% interest. The WTC and IFDC real estate consists of approximately 4.8 million square feet of wholesale merchandising and exhibition space located at the Dallas Market Center in Dallas, Texas. The DMC Partnership was evaluated in accordance with FIN46 and was determined to be a variable interest entity in which the Company is not the primary beneficiary. Accordingly, the Company has accounted for its interests in the DMC Partnership under the equity method of accounting. The Company’s investment balance in the DMC Partnership is $79,586,213.

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective Pro Forma Periods being presented.

(2)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s purchase of its interest in the properties described in Note (b) above.

(3)	The partnership agreements provide for allocations of income, losses and cash flows in varying amounts based on certain factors, including performance. Accordingly, the Company has reflected its equity in earnings of the partnerships and trust for the respective Pro Forma Period presented under the hypothetical liquidation at book value method of accounting. Pursuant to the partnership agreements, the Company receives an annual preferred return on its investment.

Under the hypothetical liquidation at book value method, the Company would recognize income in each period equal to its preferred return on its unrecovered investment basis and its pro rata share of residual returns, as defined in the partnership agreements. The Company’s preferred return from the Intrawest Partnership of 11.25% for the nine months ended September 30, 2004 totaled approximately $3,356,351 and its 11.00% return for the period ended December 31, 2003 totaled approximately $1,702,322, as calculated on a pro-rata basis. The Company’s share of its preferred and residual returns from the DMC Partnership totaled approximately $6,014,103 for the nine months ended September 30, 2004 and approximately $3,119,644 for the period ended December 31, 2003.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND

AUGUST 11, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

Unaudited Pro Forma Consolidated Statements of Operations (continued):

The following estimated operating results of the properties held in partnerships and trust are presented as if the investment had been made as of August 11, 2003:

	Pro Forma Period ended
	September 30, 2004	December 31, 2003
Revenues in excess of certain expenses	$23,506,728	$11,887,188
Pro forma adjustments:
Depreciation and amortization (a)	(12,698,175)	(6,586,816)
Property management fee (b)	(363,799)	(175,886)
Interest expense (c)	(10,118,418)	(5,248,641)

Pro forma loss of properties held in partnerships and trust	$326,336	$(124,155)

Allocation of income (loss) to:
The Company	$9,370,454	$4,821,966

Other partners	$(9,044,118)	$(4,946,121)

a.	Reflects depreciation and amortization of the depreciable or amortizable assets and liabilities of the properties using the straight-line method over their estimated useful lives as follows:

	Pro Forma Period ended
	September 30, 2004	December 31, 2003
Buildings and improvements	$6,035,206	$3,130,590
Tenant improvements	1,721,087	892,765
FF&E	3,842,811	1,993,349
Intangible lease costs	974,632	505,563
Intangible purchase option	11,371	5,898
Deferred financing costs	113,068	58,651

	$12,698,175	$6,586,816

The buildings and improvements are depreciated over useful lives of 39 years. The tenant improvements are depreciated over the remaining terms of the related leases. Furniture, fixtures and equipment are depreciated over useful lives of 3-5 years. Lease intangible costs associated with having in-place leases at the date of acquisition are amortized on a straight-line basis over the remaining terms of the acquired leases. In addition, an option to purchase additional future commercial space from Intrawest is being amortized over the option period of 20 years.

b.	Reflects the property management fees associated with the current management of the Intrawest Properties by Intrawest. Intrawest will receive 4% of annual gross rental revenues, as defined in the property management agreement.

c.	Represents interest expense under mortgage loans, to which the properties are subject, with the following terms:

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND

AUGUST 11, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

Unaudited Pro Forma Consolidated Statements of Operations (continued):

Mortgage Loan	Original Amount	Interest Rate	Nine Months Ended September 30, 2004	Period Ended December 31, 2003
Congress Financial (Canadian Properties)	$22,270,596	5.83%, interest only for first two years.	$973,782	$505,122

Intrawest Resort Finance, Inc. (U.S. Properties)	45,000,000	5.99% with scheduled increases from January through November, 2006 totaling an additional 1.25%. On November 20, 2006 the interest rate converts to a floating rate of LIBOR plus 7.5% until the maturity date on December 31, 2006.	2,021,625	1,048,660

Bank of America, N.A. (WTC)	143,000,000	Three separate servicing notes with a blended rate of 6.04%.	6,448,565	3,345,009

Bank of America, N.A. (IFDC)	17,000,000	Annual interest on outstanding principal of 5.45%.	674,446	349,850

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND

AUGUST 11, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

Unaudited Pro Forma Consolidated Statements of Operations (continued):

(4)	Represents asset management fees associated with owning interests in the properties. The assets are managed by the Company’s advisor for an annual asset management fee of 1% of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus.

(5)	Represents amortization of capitalized acquisition costs that were allocated to the Company’s basis in investment in partnerships and trust. The amounts are amortized over the estimated useful lives of the related buildings and improvements.

(6)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective Pro Forma Periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions and that those shares of common stock were outstanding for the entire Pro Forma Periods presented.